Exhibit 4.3

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                            MIDLAND ENTERPRISES INC.,
                                                    Owner

                                       AND

                              ORGULF TRANSPORT CO.,
                                                    Charterer





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                                Charter Agreement

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                            Dated as of _______, 1998


                  CERTAIN MONEYS DUE AND TO BECOME DUE UNDER THIS
                  CHARTER AGREEMENT HAVE BEEN ASSIGNED TO THE CHASE MANHATTAN BANK, AS TRUSTEE UNDER AN INDENTURE OF FIRST PREFERRED SHIP MORTGAGE DATED AS OF _________, 1998.





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     CHARTER AGREEMENT dated as of __________, 1998 (herein called the
"Charter") between MIDLAND ENTERPRISES INC., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (hereinafter called "Owner"), and ORGULF TRANSPORT CO., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (hereinafter called "Charterer"),

                                   WITNESSETH:

     WHEREAS, Charterer desires to charter the vessels described in Exhibit A annexed hereto, all of which are hereinafter collectively called "Vessels" and each of which is individually called "Vessel";

     NOW, THEREFORE, in consideration of the premises and of the charter hire to be paid and the covenants hereinafter mentioned to be kept and performed by Charterer, Owner hereby lets and demises and Charterer hereby charters the Vessels upon the following terms and conditions, namely:

     1. Owner will make delivery hereunder of the Vessels to Charterer, all in seaworthy condition, at such places as Owner and Charterer may agree upon on the date of execution hereof unless delivery shall be delayed beyond such date through causes beyond the control of Owner. Upon the delivery of each Vessel, Charterer shall execute and deliver to Owner, in triplicate, a Delivery Certificate in substantially the form annexed hereto as Exhibit B. Notwithstanding the failure of Charterer to execute and deliver such a Delivery Certificate, each Vessel, from and after the delivery thereof, shall for all purposes be deemed to be in the possession of Charterer and subject to all of the terms and conditions of this Charter.

     2. The charter period for each Vessel chartered hereunder shall begin on the date hereof. The charter period for all Vessels shall terminate on September __, 2008.

     3. Charterer shall, at its own expense and by its own procurement, man, victual, navigate, operate, supply, fuel, maintain and repair each Vessel subject to this Charter and shall pay all other charges and expenses of every kind and nature whatsoever incident to the use and operation of the Vessels. Charterer shall at its own expense provide such equipment, outfit, tools, spare and replacement parts, etc., as may be required for the use and operation of the Vessels.

     4. The charter hire under this Charter shall be $ in each year, $ payable by Charterer on or before March __ of each of the years 1999 through 2008, and $ payable by Charterer on or before September __ of each of the years 1999 through 2008 at the office of Owner, 300 Pike Street, Cincinnati, Ohio, or at such other place or places as Owner shall hereinafter designate in writing to Charterer.

     5. No payments to be made by Charterer under this Charter shall, as to Owner or any assignee of Owner, be subject to any right of set-off, counterclaim or defense and Charterer shall, as to the Owner or any such assignee, have no right to terminate this Charter or be released, relieved or discharged from the obligation or liability to make all payments due hereunder for any reason whatsoever, including, without limitation, the following: any breach of any representation or warranty of, or any act or omission of, Owner under this Charter or any other agreement at any time existing between Owner and Charterer; any claims as a result of any other business dealings by Owner or by Charterer; any reorganization, arrangement, insolvency, readjustment of debt, bankruptcy, dissolution or liquidation proceedings involving Owner, any change, alteration, modification, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Owner, or any sale, exchange, release or surrender of, or other dealing in, any security for such indebtedness or obligation, whether or not Charterer shall have any notice or knowledge thereof, or otherwise.

     6. Charterer agrees that during the continuance of this Charter, in addition to paying the charter hire herein provided, Charterer will, when due and payable from time to time, (a) pay and discharge all taxes, assessments and other governmental charges levied or assessed upon the interest of Charterer in the Vessels subject to this Charter or upon the use or operation thereof or on the earnings arising therefrom, (b) pay all fines and penalties lawfully imposed on any of the Vessels, (c) pay or reimburse Owner for all taxes, assessments and other governmental charges levied or assessed against Owner on account of its ownership of the Vessels or on account of the use or operation thereof or on account of the earnings arising therefrom (exclusive, however, of any such taxes on the income to Owner from the charter hire herein provided for) and (d) pay all lawful claims (except those arising under the Indenture defined below) which if unpaid might become a lien or charge upon the Vessels or any of them; provided, however, that Charterer may contest the validity or amount of any such tax, assessment, governmental charge, fine, penalty or claim if an adequate reserve for the payment thereof is established and if the Owner's interests or rights in or under this Charter shall in no way be prejudiced or impaired thereby. Nothing contained in this Section shall permit any libel, attachment or other seizure of any of the Vessels under process or color of legal authority to remain undissolved or undischarged or to modify or alter in any respect whatsoever the obligations of Charterer hereunder.

     7. Charterer will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessels or any of them to penalty, forfeiture or capture.

     8. Charterer acknowledges that each of the Vessels chartered and to be chartered hereunder is or will be mortgaged under an Indenture of First Preferred Ship Mortgage to be dated as of ________, 1998 made by Owner to The Chase Manhattan Bank, as Trustee (said Indenture of First Preferred Ship Mortgage and any amendments or supplements thereto being herein called the "Indenture" and The Chase Manhattan Bank, as Trustee, being hereinafter called the "Trustee"). Charterer will carry or cause to be carried on board each towboat and tugboat which may be chartered hereunder a true copy of this Charter and a properly certified


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

copy of the Indenture, and will cause the same to be exhibited, together with the documents of such Vessel, to the extent required by Chapter 313 of Title 46 of the United States Code, as amended, (hereinafter called "Chapter 313"), to any and all persons having business with each such Vessel which might give rise to a lien thereon (other than liens for wages of the master and crew or salvage) or to any sale, conveyance, mortgage or lease thereof.

     Charterer will, in the case of each such towboat and tugboat, place and keep prominently displaced in the Master's cabin and the wheelhouse thereof a notice in durable form as follows:

                          "Notice of Preferred Mortgage
                                   and Charter
          This vessel is owned by Midland Enterprises Inc., is covered by an Indenture of First Preferred Ship Mortgage to The Chase Manhattan Bank, Trustee, under Chapter 313 of Title 46 of the United States Code, and is under charter to ORGULF TRANSPORT CO. Under said mortgage and charter, neither owner, charterer, master nor any other person has any right, power or authority to create, incur or permit to be imposed upon this vessel, its hire, freights, earnings, revenues, profits and income, any lien other than for wages of the master and crew or salvage."
     If a Vessel shall be released from the lien of the Indenture in accordance with its terms, such Vessel shall, contemporaneously with such release and without any further action by Owner and Charterer, be released from and no longer subject to the provisions of this Charter.

     9. (a) Neither Charterer, the Master of any of the Vessels, nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon any of the Vessels, its hire, freights, earnings, revenues, profits and income, any lien whatsoever other than liens for wages of the master and crew and salvage, the lien of the Indenture, and liens permitted by the terms and provisions of the Indenture.

     (b) Charterer will not suffer or permit to continue any lien, encumbrance or charge (other than the lien of the Indenture and liens permitted by the terms and provisions thereof) on any of the Vessels, its hire, freights, earnings, revenues, profits and income, and Charterer agrees to indemnify and save Owner harmless against any claim, including, without limitation, fines and penalties arising from violation of the laws of the United States of America or of any State thereof and any claim or suit on account of any accident in connection with the use or operation of any Vessel while subject to this Charter resulting in damage to property or injury to any person, notwithstanding that Charterer carries insurance in accordance with the provisions of this Charter. Charterer will in due course and in any event within thirty (30) days after the same shall become due and payable pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands (except those arising under the Indenture) which if unpaid might in equity, in admiralty or at law, or


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pursuant to any statute, constitute or create a lien, encumbrance or charge on any of the Vessels or on its hire, freights, earnings, revenues, profits and income, or will cause the Vessels and the hire, freights, earnings, revenues, profits and income therefrom to be released and discharged from any lien, encumbrance or charge therefor.

     10. Charterer will, at its own expense, at all times maintain and preserve, or cause to be maintained and preserved, each of the Vessels in good running order and repair, ordinary wear and tear excepted, and will cause all equipment and parts thereof which become worn out, broken or damaged to be repaired or replaced. Commencing in the year 1999, Charterer will furnish to Owner in triplicate on or before February __ of each year a certificate of an engineer or other expert (who may be in the employ of Charterer) selected by Charterer and satisfactory to Owner to the effect that Charterer, as of a date not more than sixty (60) days preceding the date of such certificate, was not in default in compliance with the covenants contained in this Section. Each of the Vessels shall, and Charterer covenants that each of them will, at all times comply with all applicable United States laws, treaties and conventions, and rules and regulations issued thereunder, the violation of which would have a material adverse effect on the operations or financial condition of the Charterer or on the right, title or interest of Owner in and to the Vessels, and shall have on board, when required thereby, valid certificates showing compliance therewith. Nothing contained in this Section shall prevent Charterer from laying up any Vessel which, in the opinion of the officer of Charterer in charge of operations, it is advisable to lay up temporarily or indefinitely, but such action shall not abate or postpone the charter hire payable hereunder with respect to any such Vessel. In addition to the foregoing certificates, Charterer will furnish to Owner in triplicate such reports with respect to the use, operation, maintenance and repair of the Vessels and other matters relating thereto as Owner shall from time to time reasonably request.

     All parts, equipment and appliances purchased by Charterer and installed upon the Vessels and all replacements made upon the Vessels by Charterer shall be considered accessories to the Vessels and title thereto shall be immediately vested in Owner, without cost or expense to Owner.

     11. Owner or the Trustee shall be entitled, at the expense of Charterer, to inspect each of the Vessels and its cargo and marine documents, or to cause its duly authorized representatives to inspect the same, at any reasonable time or times upon written notice to Charterer. At the request of Owner, Charterer will deliver for inspection copies of any and all contracts and documents relating to any of the Vessels, whether on board such Vessel or not.

     12. So long as any Vessel shall remain subject to the provisions of this
Charter:

          (a) Charterer, at its own expense, will cause insurance to be carried and maintained with respect to the Vessels with responsible underwriters, insurance companies or funds selected by Owner against all such risks, with such coverage, in such form, and in such amounts as, in the opinion of marine insurance brokers selected by Owner, is customarily maintained with respect to similar vessels by companies having similar operations. Each policy shall provide for at least 15 days' prior written


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

     notice by such underwriters, insurance companies or funds, as the case may be, to the Trustee in the event of termination thereof by reason of nonpayment of premiums, commissions, assessments, club calls or advances or in accordance with any expressed rights of cancellation they may have.

          (b) Hull insurance and protection and indemnity insurance shall be carried at least in such amount as shall be specified by Owner. Such insurance shall be distributed among the Vessels in such manner as may from time to time be specified by Owner and may provide for policy franchise or deductible average (i) with respect to hull insurance as is customarily maintained with respect to similar vessels by companies having similar operations, not to exceed $1,000,000 with respect to all Vessels for loss or damage arising from one occurrence and (ii) with respect to protection and indemnity insurance as is customarily maintained with respect to similar vessels by companies having similar operations.

          (c) Charterer at its expense shall maintain coverage under the standard Water Quality Insurance Syndicate, or comparable, policy form providing statutory coverage under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and coverage under the Oil Pollution Act of 1990 with a limit of at least five million dollars ($5,000,000) per occurrence.

          (d) In no event shall employer's liability insurance be less than $100,000 per person and $300,000 per accident nor workmen's compensation insurance by less than may be required under all applicable Federal and state laws.

          (e) Charterer at its own expense shall keep each of the Vessels insured against war risks under such form of policy as may be in general use by underwriters of such insurance at the time (or under or through contracts made with any government), if reasonably available, during any voyage that any such Vessel may make in any waters where war-like operations (other than peacetime military maneuvers or activities) are being conducted.

          (f) The policies, binders, covernotes or certificates evidencing insurance maintained in compliance with this Section and receipts for payment of the premiums thereon shall be delivered to Owner.

          (g) Charterer shall furnish to Owner, from time to time upon request and in any event on or before June 1 of each year, commencing with the year 1999, a certificate of marine insurance brokers selected by Owner which shall include (i) a schedule of the insurance maintained by Charterer, (ii) a statement that in the opinion of said brokers the insurance so maintained is with acceptable underwriters, insurance companies or funds and is against such risks, with such coverage, in such form, and in such amounts as is customarily maintained with respect to similar vessels by companies having


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


     similar operations, and (iii) a statement that there was no failure to observe or comply with any of the covenants contained in subsections (a),
     (b), (c), (d), (e) and (i) of this Section as of a date not more than thirty (30) days preceding the date of such certificate.

          (h) Charterer will not do or suffer or permit to be done any act whereby any insurance is or may be impaired, suspended or defeated and will not suffer or permit any of the Vessels to engage in any voyage or to carry any cargo not permitted to be carried under the policies of insurance then in effect without first covering the Vessel or Vessels for such voyage with insurance in nature, amount and terms approved by marine insurance brokers selected by the Owner.

          (i) All insurance whatsoever carried with respect to the Vessels (except workmen's compensation insurance and liability insurance other than protection and indemnity insurance and collision liability insurance), whether in compliance with the terms hereof or as additional protection for the Charterer, by its terms shall be payable, and claims thereunder shall be paid, to the extent permitted by applicable law, to the Owner or its designee; provided, however, that, except during the continuance of an Event of Default (as defined in Section 19 hereof) of which the Owner shall have acquired knowledge and the underwriters shall have received written notice, (1) in the case of any partial loss (except a loss covered either by protection and indemnity insurance or by collision liability insurance) for which the insurance carrier shall be required to pay an amount not exceeding $250,000 in aggregate amount, the underwriters may pay directly for repairs, salvage or other charges or, if the Charterer or any subcharterer shall have furnished evidence that it has in fact paid for the full repair of the damage or secured complete discharge of its liability for salvage or other charges insured against, then the underwriters may reimburse the Charterer and any such subcharterer therefor, as their interests may appear; (2) in the case of any partial loss (except a loss covered either by protection and indemnity insurance or by collision liability insurance) for which the insurance carrier shall be required to pay an amount exceeding $250,000 in aggregate amount, other than an actual, constructive or agreed total loss, the Owner shall consent that the underwriters may pay directly for repairs, salvage or other charges or, if the Charterer or any subcharterer shall have furnished evidence that it has in fact paid for the full repair of the damage or secured complete discharge of its liability for salvage or other charges insured against, shall consent that the underwriters reimburse the Charterer and any such subcharterer therefor, as their interests may appear; and (3) in the case of any loss covered by protection and indemnity insurance or by collision liability insurance, the underwriters may pay directly to the Charterer or any subcharterer to reimburse it for any loss, damage or expense incurred and in fact paid by it or, if the Charterer or any sub-charterer shall not have in fact paid such loss, damage or expense, then such claims may be paid directly to the party to whom any such liability has been incurred.


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          (j) In the event of the actual, constructive or agreed total loss of any Vessel during the term of this Charter, Charterer's obligation to pay hire shall continue as provided by Section 4 hereof, but Charterer shall thereupon become entitled to insurance proceeds paid over to Owner by the Trustee pursuant to the Indenture to the extent necessary to reimburse Charterer for the payment of hire hereunder with respect to such Vessel, computed in accordance with a schedule previously delivered to Charterer, until such time as Owner shall replace such Vessel if Owner shall elect so to do, but Owner shall have no further liability to Charterer with respect to any such loss. Owner undertakes to do all things necessary and appropriate to effectuate the collection of such insurance proceeds.

          (k) If to the knowledge of Owner an Event of Default or an event which, with the lapse of time or the giving of notice or both, would constitute an Event of Default, has happened and is continuing, any and all moneys received by Owner and/or its designee or designees on account of insurance losses of every kind shall be held by such party and applied in the same manner as if paid by the Charterer pursuant to Section 4 hereof; provided, however, that Owner may, in its discretion, apply or consent that the brokers or adjusters may apply the proceeds of insurance, except payments as and for an actual, constructive or agreed total loss, to the satisfaction and discharge of the liability or to the repair of the damage in respect of which the insurance loss was paid.

          (l) In the event that any Vessel shall be seized under process, Owner is authorized, if Charterer shall in writing so request, to agree in writing with any person, firm or corporation executing as surety a bond releasing the Vessel from such process to hold for the benefit of such surety any insurance moneys received by Owner as a result of the event upon which such process was issued, as security for indemnification of such surety against liability upon said bond.

     13. Charterer will furnish Owner in triplicate within ninety (90) days after the end of each fiscal year of Charterer a balance sheet and statements of earnings, cash flows and stockholder's equity of Charterer for such fiscal year.

     14. Charterer shall throughout the period of this Charter maintain the documentation of the Vessels under the laws of the United States at Charterer's expense. Charterer shall not permit the Vessels to be put, placed or operated under a foreign flag or documentation and will not do or suffer or permit anything to be done which can or might injuriously affect the registration or enrollment of the Vessels under the laws or regulations of the United States. Charterer is and shall remain throughout the period of this Charter a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended.

     15. Owner may, without consent of Charterer, assign, mortgage under Chapter 313 or otherwise, transfer or convey all or any part of its interest in any one or more of the Vessels or


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all or any of its rights under this Charter, but Charterer shall be under no obligation to any assignee, mortgagee or transferee of Owner until written notice thereof from Owner.

     This Charter shall be always subject and subordinate to the Indenture. So long as no Event of Default has occurred and is continuing, Charterer shall be entitled to the possession and use of the Vessels in accordance with the terms of this Charter.

     Charterer shall have the right to enter into any bareboat or demise subcharter of any Vessel for a term not to exceed five years. Any such subcharter must, by its terms, be always subject and subordinate to the Indenture and this Charter. In all cases Charterer's obligations to pay hire with respect to all the Vessels shall continue as provided by Section 4 hereof.

     16. All salvage shall be prorated 25% to Owner and 75% to Charterer after deducting Owner's and Charterer's expenses and crew's proportion.

     17. (a) In the event that title to any Vessel is requisitioned or seized by any governmental authority during the term of this Charter, Charterer's obligation to pay hire with respect to the Vessels shall continue as provided by
Section 4 hereof. So long as no Event of Default has occurred and is continuing, Charterer shall be entitled to any award by way of just compensation or otherwise for such requisition or seizure received by Owner from any requisitioning or seizing authority to the extent necessary to reimburse it for the payment of hire above-mentioned until such time as Owner shall replace such Vessel if Owner shall elect so to do, but Owner shall have no further liability to Charterer with respect to any such requisition or seizure of title. Owner undertakes to do all things necessary and appropriate to effectuate the collection of such just compensation from such requisitioning or seizing authority.

     (b) In the event that the use of any Vessel is requisitioned or seized by any governmental authority during the term of this Charter, Charterer's obligation to pay hire with respect to the Vessels shall continue as provided in
Section 4 hereof. So long as no Event of Default has occurred and is continuing, Charterer shall be entitled to any amounts paid to Owner or to Charterer by such governmental authority on account of such requisition or seizure of use and Owner agrees that in such event such amounts shall be paid to Charterer immediately upon receipt by Owner of any such payment from any governmental authority.

     18. It is agreed that Owner may avail itself of the rights created by the provisions of 46 U.S.C. ss.ss. 181 through 186, inclusive, in any and all circumstances whatsoever. Owner shall have a lien upon all cargoes and all subfreights for any amounts due under this Charter to the extent of Charterer's lien thereon, if any.

     19. If, during the continuance of this Charter, one or more of the following events (herein sometimes called "Events of Default") shall occur:


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

          A. Charterer shall fail to pay any installment of charter hire pursuant to Section 4 hereof and such failure shall continue for a period of five days after the last day on which the same shall have been due and payable pursuant to said Section 4;

          B. Charterer shall fail to observe or perform any covenant, condition or agreement contained in Section 12 or 14 hereof on its part to be performed and such failure shall continue for ten (10) days after written notice thereof from Owner to Charterer specifying the failure and demanding the same be remedied;

          C. Charterer shall fail to observe or perform any other covenant, condition or agreement contained herein on its part to be performed and such failure shall continue for thirty (30) days after written notice thereof from Owner to Charterer specifying the failure and demanding the same be remedied;

          D. A decree or order of a court having jurisdiction in the premises shall have been entered adjudging Charterer a bankrupt, or insolvent, or approving a petition seeking reorganization, arrangement, readjustment of its debts or for other relief under any bankruptcy or similar law, Federal or state, or appointing a trustee or receiver of Charterer or of a substantial part of its property, and such decree or order shall have remained in effect undischarged and unstayed for thirty (30) days; or

          E. Charterer shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the appointment of a trustee or receiver of Charterer or of a substantial part of its property, or shall file a petition seeking reorganization, arrangement, readjustment of its debts or for other relief under any bankruptcy or similar law, Federal or state, or shall file an answer admitting the material allegations of such a petition, or shall file a petition to take advantage of any debtor's act, or shall make an assignment for the benefit of creditors, or be unable, or admit in writing its inability, to pay its debts as they mature, or shall take any corporate action in furtherance of any of the aforesaid purposes;

then, in any such case, Owner, at is option, may

          (a) proceed by appropriate court action or actions, either at law, in equity or in admiralty, to enforce performance by Charterer of the applicable covenants of this Charter or to recover damages for the breach thereof; or

          (b) by notice in writing to Charterer terminate this Charter, whereupon all rights of Charterer to or in the use of the Vessels shall absolutely cease and determine, but Charterer shall remain liable as hereinafter provided; and thereupon Owner may by its agents retake the Vessels wherever found, whether under way or in any port, harbor or other place, without prior demand and without legal process, and for that purpose may enter upon any dock, pier or other premises where the Vessels may be and take


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

     possession of any one or more of the Vessels and thenceforth hold, possess and enjoy the same free from any right of Charterer, or its successors or assigns, to use the Vessels for any purposes whatsoever; but Owner shall, notwithstanding such retaking of the Vessels, have a right to recover from Charterer any and all amounts which under the terms of this Charter may be then due or which may have accrued to the date of such termination and also to recover forthwith from Charterer (i) as damages for loss of the bargain, and not as a penalty, a sum, with respect to each Vessel subject to this Charter immediately prior to the termination hereof, which represents the excess, if any, of the then present worth, at the time of such termination, of the aggregate charter hire for such Vessel which would otherwise have accrued hereunder from the date of such termination to the end of the period of this Charter, over the then present worth of the fair charter hire value of such Vessel for such period of time, such present worth to be computed in each case on the basis of a 6% per annum discount, compounded monthly from the respective dates upon which charter hire would have been payable hereunder had this Charter not been terminated, and (ii) any damages in addition thereto which Owner shall have sustained by reason of the breach of any covenant or covenants of this Charter other than for the payment of charter hire.

     The remedies in this Charter provided in favor of Owner shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in its favor existing at law or in equity or in admiralty. Charterer hereby waives any mandatory requirements of law, now or hereafter in effect, which might limit or modify any of the remedies herein provided, to the extent that such waiver is permitted by law.

     20. Within ninety (90) days prior to the redelivery of any Vessel upon the termination of this Charter, such Vessel shall be drydocked and a joint survey shall be made by Charterer and Owner to determine the condition and fitness of said Vessel and her machinery and equipment. The cost of such drydocking and survey shall be paid by Charterer. All repairs required as shown by such survey to be necessary to restore the Vessel to the condition of seaworthiness as when delivered hereunder, except for ordinary wear and tear, and all repairs of damage occurring after such survey shall be made by Charterer at Charterer's expense and on Charterer's time prior to redelivery. If the Vessel shall sustain damage below the water line after such survey, the Charterer shall, if requested by the Owner, re-drydock the Vessel for a joint survey of such damage, the Charterer to pay the cost of such re-drydocking and survey.

     21. Upon the expiration of the period for the charter of each Vessel hereunder, Charterer shall forthwith redeliver possession of such Vessel to Owner at a terminal mutually agreed upon between the parties at the time of redelivery.

     22. This Charter shall be governed by and construed in accordance with the maritime laws of the United States and, to the extent applicable, the law of the State of New York. Any dispute in respect of this Charter or the performance hereof shall be referred to three arbitrators at Cincinnati, Ohio, one to be appointed by Owner, one by Charterer and the third by the two so chosen. If the two arbitrators appointed by the parties


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

fail to agree on the third within twenty (20) days after the designation of the first arbitrator, the third shall be chosen as follows: The party initiating the arbitration shall request the American Arbitration Association to prepare a list of five admiralty lawyers qualified and available to act as arbitrator, and a copy of such list shall be submitted to each party. Within seven days after receipt of such list each party shall have the right to strike two names therefrom and return the list to the Association. Failure to return the list within eight days after its receipt shall be deemed to be an acceptance of the entire list. The Association shall choose the third arbitrator from the names not stricken from the list by the parties. A written statement of the issues to be arbitrated shall be signed by the parties and submitted to the arbitrators before any evidence is offered or, if the parties fail to agree upon such statement, the arbitrators shall, after discussion with the parties, define in writing the issues in controversy before hearing evidence on the merits. Unless otherwise agreed by the parties, any such arbitration shall take place in Cincinnati, Ohio under the Rules of the American Arbitration Association then in effect. The arbitrators shall not have power to add to or subtract from or otherwise change the provisions of this Charter. They, or any two of them actually participating in the arbitration proceedings, shall render their award in writing, sending a signed copy to each party. Such award shall be final, and may if necessary be made a rule of court, and a judgment, decree or order may be entered thereon in any court of competent jurisdiction.

     23. Any notice required or permitted to be given by either party to the other party shall be deemed to have been given when deposited in the United States of America mails, registered or certified, postage prepaid, addressed as follows:

                  If to Owner:       Midland Enterprises Inc.
                                     300 Pike Street
                                     Cincinnati, Ohio 45202

                  Copy to:           Eastern Enterprises
                                     9 Riverside Road
                                     Weston, Massachusetts 02193

                  If to Charterer:   Orgulf Transport Co.
                                     300 Pike Street
                                     Cincinnati, Ohio 45202
                  If to the Trustee: The Chase Manhattan Bank
                                     450 West 33rd Street, 5th Floor
                                     New York, New York 10001

                  Copy to:           Pryor Cashman Sherman & Flynn LLP
                                     410 Park Avenue
                                     New York, New York  10022
                                     Attn: Eric Hellige

or addressed to either party at such other address or addresses as such party shall hereafter furnish to the other party in writing.

     24. Charterer may, without the consent of the Owner or the Trustee, assign all of its interests, rights and obligations under this Charter to a Barge Line Subsidiary (as defined in the Indenture) of the Owner upon written notice to the Owner and the Trustee of such assignment, which notice shall include a copy of the agreement under which the assignee assumes all of the Charterer's obligations hereunder.

     25. This Charter shall be executed in three counterparts for the parties and each such counterpart shall for all purposes be deemed to be an original. Two of said counterparts shall be endorsed "This is one of Owner's two original copies" and shall be delivered to the Owner, and the remaining one counterpart shall be endorsed "This is Charterer's original copy" and shall be delivered to Charterer. Under no circumstances shall there be executed, at any time, any copies hereof in addition to such three counterparts.

     IN WITNESS WHEREOF, the parties hereto have caused this Charter to be duly executed as of the day and year first above written.

                                                 MIDLAND ENTERPRISES INC., Owner

                                                 By_____________________________


                                                 ORGULF TRANSPORT CO., Charterer

                                                 By_____________________________





               CERTAIN MONEYS DUE AND TO BECOME DUE UNDER THIS CHARTER AGREEMENT HAVE BEEN ASSIGNED TO THE CHASE MANHATTAN BANK, AS TRUSTEE UNDER AN INDENTURE OF FIRST PREFERRED SHIP MORTGAGE DATED AS OF _____________, 1998.

State of                            )
                                       ss:
County of                           )


     On this day of , 1998, before me personally appeared, to me personally known, who being by me duly sworn, says that he is the of MIDLAND ENTERPRISES INC., that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                                            ______________________________
                                            Notary Public
                                            My Commission Expires:______________







                      ------------------------------------






State of                            )
                                       ss:
County of                           )


     On this      day of        , 1998, before me personally appeared          ,
to me personally known, who being by me duly sworn, says that he is the of ORGULF TRANSPORT CO., that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                                            ______________________________
                                            Notary Public
                                            My Commission Expires:______________

                                    EXHIBIT A

                         Vessels Subject to this Charter

                                    EXHIBIT B

                              Delivery Certificate

                          Pursuant to Charter Agreement

                       Dated as of _________, 1998 between

                         MIDLAND ENTERPRISES INC., OWNER

                                       and

                         ORGULF TRANSPORT CO., CHARTERER


     The undersigned, Charterer under the above-described Charter Agreement, acknowledges delivery of the following described vessel(s), on the date hereof, and agrees that the same is/are in its possession subject and pursuant to all of the terms, covenants and conditions of said agreement, to wit:



                                            ORGULF TRANSPORT CO.

                                                   By___________________________

Dated:


                                      -16-